UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2010

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AE BIOFUELS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700 Cupertino, California		95014
(Address of Principal Executive Offices)		(Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement; 8.01  Other Events

On December 1, 2009, the Company and its two wholly owned subsidiaries, AE Advanced Fuels, Inc. and AE Advanced Fuels Keyes, Inc. (the “AE Project Company”) entered into a Project Agreement and Lease Agreement with Cilion, Inc.  Cilion is the owner of an ethanol plant located in Keyes, California with an annual nameplate capacity of 55 million gallons per year (the “Keyes Plant”).  Under the terms of the Project Agreement and subject to meeting certain conditions, the AE Project Company agreed to take possession of the Keyes Plant, complete a repair and retrofit program, and upon substantial completion thereof lease and operate the Keyes plant for up to three years.  The foregoing description of the Project Agreement and Lease is not complete and is qualified in its entirety by reference to the full and complete terms of the Project Agreement and Lease Agreement which are attached as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2009 and are incorporated herein by reference.

On March 15, 2010, the AE Project Company satisfied the conditions, took possession of the Keyes Plant and began the repair and retrofit program. As part of the re-start of the Keyes Plant, the AE Project Company hired the Keyes Plant’s current Senior Vice President of Engineering and Plant General Manager.

Item 5.02    Appointment of Certain Officers; Departure of Certain Officers.

Effective March 12, 2010, the Board of Directors of the Company appointed Mr. Todd Waltz, 48, as Executive Vice President and Chief Financial Officer of the Company.  From 2007 until the present, Mr. Waltz has served as the Corporate Controller of the Company.  From 1994 to 2007, Mr. Waltz served with increasing responsibility in a variety of senior financial management and business partner roles with Apple, Inc. in Cupertino, California.  Prior to Apple, Mr. Waltz worked with Ernst & Young.  Mr. Waltz is a Certified Public Accountant (inactive) in the state of California.  Mr. Waltz received his Bachelors Degree from Mount Union College in 1983, his MBA from Santa Clara University in 1997 and his Masters of Science in Taxation from San Jose State University in 2008.  There is no transaction or any currently proposed transaction in which the Company was or is to be a participant and in which Mr. Waltz had or will have a direct or indirect material interest.

In connection with his appointment as Executive Vice President and Chief Financial Officer, on March 16, 2010, the Company entered into a three year employment agreement with Mr. Waltz providing annual compensation of $180,000, subject to the Company’s deferred compensation program. In addition, Mr. Waltz is entitled to an annual cash bonus of up to $50,000 based upon attainment of certain performance milestones. In addition, Mr. Waltz has been granted a stock option to purchase 600,000 shares of the Company’s common stock at an exercise price equal to the closing market price on the date of grant.  Fifty percent (50%) of the stock option shares vest and become exercisable immediately and 1/24th of the stock option shares vest and become exercisable every three months from the date of grant. The Company will pay up to three months of severance and health benefits in the event Mr. Waltz is terminated without “cause” (as defined in the Employment Agreement) or “constructively terminated” (as defined in the Employment Agreement”).

Effective March 12, 2010, Mr. Scott A. Janssen resigned from the position of Executive Vice President and Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2010
AE BIOFUELS, INC.

	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer